                                                                    EXHIBIT 99.2

                          INDEPENDENT AUDITORS' REPORT

         To the Board of Directors and Stockholders of Immersion Corporation:

         We have audited the accompanying consolidated balance sheets of Immersion Corporation (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the consolidated financial statement schedule listed in Exhibit 99.3. These consolidated financial statements and the consolidated financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and the consolidated financial statement schedule based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Immersion Corporation at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set therein.

         As discussed in Note 5 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

Deloitte & Touche LLP
San Jose, California
March 23, 2004

                              IMMERSION CORPORATION

                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                       DECEMBER 31,
                                                                                  --------------------
                                                                                    2003        2002
                                                                                  --------    --------
                                     ASSETS

Current assets:
  Cash and cash equivalents ............................................          $ 21,738    $  8,717
  Accounts receivable (net of allowances for doubtful accounts of:
    2003, $147; and 2002, $334) ........................................             4,927       3,645
  Inventories ..........................................................             2,099       2,128
  Prepaid expenses and other current assets ............................             1,099       1,151
                                                                                  --------    --------
    Total current assets ...............................................            29,863      15,641
Property and equipment, net ............................................             1,454       2,044
Intangibles and other assets, net ......................................             6,596       6,616
Other investments ......................................................                 -       1,000
                                                                                  --------    --------
Total assets ...........................................................          $ 37,913    $ 25,301
                                                                                  ========    ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable .....................................................          $  1,752    $  1,160
  Accrued compensation .................................................               864         671
  Other current liabilities ............................................             2,066       1,311
  Deferred revenue and customer advances ...............................             3,116       3,515
  Current portion of long-term debt ....................................                10          64
  Current portion of capital lease obligation ..........................                23          22
                                                                                  --------    --------
    Total current liabilities ..........................................             7,831       6,743
Long-term debt, less current portion ...................................                16          26
Capital lease obligation, less current portion .........................                 -          25
Long-term deferred revenue, less current portion .......................             4,235       4,559
Long-term customer advance from Microsoft (Note 9) .....................            27,050           -
                                                                                  --------    --------
    Total liabilities ..................................................            39,132      11,353
                                                                                  --------    --------
Commitments and contingencies (Notes 9, 10 and 17)

Stockholders' equity (deficit):
  Common stock - $0.001 par value; 100,000,000 shares authorized; shares
    issued and outstanding: 2003, 20,670,541; 2002, 20,137,040 .........            89,903      89,061
  Warrants .............................................................             1,974       1,974
  Deferred stock compensation ..........................................              (130)     (1,046)
  Accumulated other comprehensive income (loss) ........................                33         (16)
  Accumulated deficit ..................................................           (92,999)    (76,025)
                                                                                  --------    --------
    Total stockholders' equity (deficit) ...............................            (1,219)     13,948
                                                                                  --------    --------
Total liabilities and stockholders' equity (deficit) ...................          $ 37,913    $ 25,301
                                                                                  ========    ========

                 See notes to consolidated financial statements.

                              IMMERSION CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                              YEARS ENDED
                                                                                              DECEMBER 31,
                                                                                   --------------------------------
                                                                                     2003        2002        2001
                                                                                   --------    --------    --------
Revenues:
  Royalty and license ..........................................................   $  6,088    $  5,231    $  5,362
  Product sales ................................................................      9,455      10,723      10,360
  Development contracts and other ..............................................      4,680       4,281       3,510
                                                                                   --------    --------    --------
    Total revenues .............................................................     20,223      20,235      19,232

Costs and expenses:
  Cost of product sales (exclusive of amortization of intangibles shown
    separately below) ..........................................................      5,276       5,881       6,074
  Sales and marketing (exclusive of amortization of deferred stock compensation)      7,764       7,566       9,868
  Research and development (exclusive of amortization of deferred stock
    compensation) ..............................................................      7,045       6,496       7,548
  General and administrative (exclusive of amortization of deferred stock
    compensation) ..............................................................     12,508       8,064       7,694
  Amortization of intangibles and deferred stock compensation (*) ..............      2,480       3,108       5,252
  Impairment of goodwill .......................................................          -       3,758           -
  Other charges ................................................................          -         397         224
                                                                                   --------    --------    --------
    Total costs and expenses ...................................................     35,073      35,270      36,660
                                                                                   --------    --------    --------
Operating loss .................................................................    (14,850)    (15,035)    (17,428)

Interest and other income ......................................................        126         306       1,088
Interest expense ...............................................................        (50)       (582)       (859)
Other expense ..................................................................     (2,046)     (1,219)     (4,547)
                                                                                   --------    --------    --------

Loss before provision for income taxes .........................................    (16,820)    (16,530)    (21,746)
Provision for income taxes .....................................................       (154)          -           -
                                                                                   --------    --------    --------
Net loss .......................................................................   $(16,974)   $(16,530)   $(21,746)
                                                                                   ========    ========    ========

Basic and diluted net loss per share ...........................................   $  (0.83)   $  (0.83)   $  (1.16)
                                                                                   ========    ========    ========

Shares used in calculating basic and diluted net loss per share ................     20,334      19,906      18,702
                                                                                   ========    ========    ========

(*) Amortization of intangibles and deferred stock compensation
     Amortization of intangibles ...............................................   $  1,619    $  1,830    $  3,756
     Deferred stock compensation - sales and marketing .........................          4          12          10
     Deferred stock compensation - research and development ....................        854       1,248       1,231
     Deferred stock compensation - general and administrative ..................          3          18         255
                                                                                   --------    --------    --------
     Total .....................................................................   $  2,480    $  3,108    $  5,252
                                                                                   ========    ========    ========

                 See notes to consolidated financial statements.

                              IMMERSION CORPORATION

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                           ACCUMULATED
                                         COMMON STOCK                       DEFERRED          OTHER
                                    ---------------------                     STOCK       COMPREHENSIVE
                                      SHARES      AMOUNT      WARRANTS    COMPENSATION    INCOME (LOSS)
                                    ----------   --------     --------    ------------    -------------
Balances at January 1, 2001 .....   18,476,061   $ 89,334     $  1,990      $ (5,255)          $  40

Net loss ........................
Change in net unrealized gains
  from short-term investments ...                                                                  2
Foreign currency translation
  adjustment. ...................                                                                (61)

Comprehensive loss ..............

Repayment of note receivable ....
Issuance of stock for ESPP
  purchase ......................       41,824        297
Exercise of stock options .......      455,223        466
Reversal of deferred stock
  compensation due to
  cancellation of stock options..                    (803)                       803
Amortization of deferred stock
  compensation ..................                                              1,496
                                    ----------   --------     --------      --------           -----

Balances at December 31, 2001 ...   18,973,108   $ 89,294     $  1,990      $ (2,956)          $ (19)

                                       NOTE
                                    RECEIVABLE                                    TOTAL
                                       FROM        ACCUMULATED                 COMPREHENSIVE
                                    STOCKHOLDER      DEFICIT        TOTAL          LOSS
                                    -----------    -----------    ---------    -------------
Balances at January 1, 2001 ......    $   (17)     $  (37,749)    $  48,343

Net loss .........................                    (21,746)      (21,746)      $ (21,746)
Change in net unrealized gains
  from short-term investments ....                                        2               2
Foreign currency translation
  adjustment. ....................                                      (61)            (61)
                                                                                  ---------
Comprehensive loss ...............                                                $ (21,805)
                                                                                  =========
Repayment of note receivable .....         17                            17
Issuance of stock for ESPP
  purchase .......................                                      297
Exercise of stock options ........                                      466
Reversal of deferred stock
  compensation due to
  cancellation of stock options...                                        -
Amortization of deferred stock
  compensation ...................                                    1,496
                                      -------      ----------     ---------

Balances at December 31, 2001.....    $     -      $  (59,495)    $  28,814

                                                                     (CONTINUED)

                              IMMERSION CORPORATION

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                           ACCUMULATED
                                         COMMON STOCK                       DEFERRED          OTHER
                                    ---------------------                     STOCK       COMPREHENSIVE
                                      SHARES      AMOUNT      WARRANTS    COMPENSATION    INCOME (LOSS)
                                    ----------   --------     --------    ------------    -------------
Net loss .........................
Foreign currency translation
  adjustment .....................                                                                 3

Comprehensive loss ...............

Exercise of common stock warrants       11,972         66          (16)
Issuance of stock for ESPP
  purchase .......................      41,957         95
Exercise of stock options ........   1,110,003        224
Stock based compensation .........                     14
Reversal of deferred stock
  compensation due to cancellation
  of stock options ...............                   (632)                         632
Amortization of deferred stock
  compensation ...................                                               1,278
                                    ----------   --------     --------       ---------         -----
Balances at December 31, 2002       20,137,040   $ 89,061     $  1,974       $  (1,046)        $ (16)

                                         NOTE
                                      RECEIVABLE                                     TOTAL
                                         FROM        ACCUMULATED                 COMPREHENSIVE
                                      STOCKHOLDER      DEFICIT        TOTAL          LOSS
                                      -----------    -----------    ---------    -------------
Net loss .........................                       (16,530)     (16,530)     $   (16,530)
Foreign currency translation
  adjustment .....................                                          3                3
                                                                                   -----------
Comprehensive loss ...............                                                 $   (16,527)
                                                                                   ===========
Exercise of common stock warrants.                                         50
Issuance of stock for ESPP
  purchase .......................                                         95
Exercise of stock options .........                                       224
Stock based compensation ..........                                        14
Reversal of deferred stock
  compensation due to cancellation
  of stock options ................                                         -
Amortization of deferred stock
  compensation ....................                                     1,278
                                        -------      -----------    ---------
Balances at December 31, 2002 .....     $     -      $   (76,025)   $  13,948

                                                                     (CONTINUED)

                              IMMERSION CORPORATION

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                             ACCUMULATED
                                           COMMON STOCK                       DEFERRED          OTHER
                                      ---------------------                     STOCK       COMPREHENSIVE
                                        SHARES      AMOUNT      WARRANTS    COMPENSATION    INCOME (LOSS)
                                      ----------   --------     --------    ------------    -------------
Net loss ..........................
Foreign currency translation
  adjustment ......................                                                                  49

Comprehensive loss ................

Exercise of common stock warrants .
Issuance of stock for ESPP purchase       31,367         35
Exercise of stock options .........      502,134        858
Stock based compensation ..........                       4
Reversal of deferred stock
  compensation due to cancellation
  of stock options ................                     (55)                        55
Amortization of deferred stock
  compensation ....................                                                861
                                      ----------   --------     --------    ----------      ----------
Balances at December 31, 2003 .....   20,670,541   $ 89,903     $  1,974    $     (130)     $       33
                                      ==========   ========     ========    ==========      ==========


                                                                                  TOTAL
                                                   ACCUMULATED                 COMPREHENSIVE
                                                     DEFICIT        TOTAL          LOSS
                                                   -----------    ---------    -------------
Net loss ..........................                    (16,974)     (16,974)      $  (16,974)
Foreign currency translation
  adjustment ......................                                      49               49
                                                                                  ----------
Comprehensive loss ................                                               $  (16,925)
                                                                                  ==========
Exercise of common stock warrants .                                       -
Issuance of stock for ESPP purchase                                      35
Exercise of stock options .........                                     858
Stock based compensation ..........                                       4
Reversal of deferred stock
  compensation due to cancellation
  of stock options ................                                       -
Amortization of deferred stock
  compensation ....................                                     861
                                                   -----------    ---------
Balances at December 31, 2003 .....                $   (92,999)   $  (1,219)
                                                   ===========    =========

                                                                     (CONCLUDED)


                 See notes to consolidated financial statements.

                             IMMERSION CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                         YEARS ENDED
                                                                                                         DECEMBER 31,
                                                                                              ---------------------------------
                                                                                                2003        2002        2001
                                                                                              --------    --------    ---------
Cash flows from operating activities:
  Net loss ................................................................................   ($16,974)   ($16,530)   ($21,746)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation and amortization .........................................................      1,040       1,294       1,263
    Amortization of intangibles ...........................................................      1,619       1,830       3,756
    Amortization of deferred stock compensation ...........................................        861       1,278       1,496
    Interest and other expense - Microsoft (Note 9) .......................................      1,050           -           -
    Amortization of discount on notes payable .............................................          1         293         451
    Fair value adjustment for warrant liability ...........................................         (2)       (118)       (169)
    Noncash interest expense ..............................................................         16         212         316
    Noncash compensation expense ..........................................................          4          14           -
    Impairment of goodwill ................................................................          -       3,758           -
    Loss on disposal of equipment .........................................................          3          22          34
    Loss on writedown of investments ......................................................      1,000       1,200       4,300
    Loss on writedown of interest receivable ..............................................          -           -         239
    Changes in operating assets and liabilities:
      Accounts receivable .................................................................     (1,257)        135        (344)
      Inventories .........................................................................         29        (163)       (256)
      Prepaid expenses and other current assets ...........................................         26         450        (343)
      Accounts payable ....................................................................       (207)        421      (1,034)
      Accrued compensation and other current liabilities ..................................        933         237        (430)
      Deferred revenue and customer advances ..............................................       (722)      7,121          21
                                                                                              --------    --------    --------
        Net cash provided by (used in) operating activities ...............................    (12,580)      1,454     (12,446)
                                                                                              --------    --------    --------
Cash flows from investing activities:
  Purchases of short-term investments .....................................................          -          (5)     (3,564)
  Sales and maturities of short-term investments ..........................................          -       2,550       3,381
  Purchase of property and equipment ......................................................       (441)       (442)       (612)
  Other assets ............................................................................     (1,573)       (566)       (481)
                                                                                              --------    --------    --------
        Net cash provided by (used in) investing activities ...............................     (2,014)      1,537      (1,276)
                                                                                              --------    --------    --------
Cash flows from financing activities:
  Issuance of common stock ................................................................         35          95         297
  Exercise of stock options ...............................................................        858         224         466
  Exercise of warrants ....................................................................          -          50           -
  Long-term customer advance from Microsoft (Note 9) ......................................     26,000           -           -
  Payment on notes payable and capital leases .............................................       (102)     (5,042)       (120)
  Proceeds from shareholder note ..........................................................          -           -          17
                                                                                              --------    --------    --------
        Net cash provided by (used in) financing activities ...............................     26,791      (4,673)        660
                                                                                              --------    --------    --------

                                                                     (Continued)

Effect of exchange rates on cash and cash equivalents .....................................        824          18         (31)
                                                                                              --------    --------    --------
Net increase (decrease) in cash and cash equivalents ......................................     13,021      (1,664)    (13,093)
Cash and cash equivalents:
  Beginning of year .......................................................................      8,717      10,381      23,474
                                                                                              --------    --------    --------
  End of year .............................................................................   $ 21,738    $  8,717    $ 10,381
                                                                                              ========    ========    ========
Supplemental disclosure of cash flow information:

  Cash paid for interest ..................................................................   $     32    $  1,003    $     92
                                                                                              ========    ========    ========
Supplemental disclosure of noncash investing and financing activities:
  Change in net unrealized gains from short-term investments ..............................   $      -    $      -    $      2
                                                                                              ========    ========    ========

          See notes to consolidated financial statements.            (Concluded)

                              IMMERSION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001

1.       SIGNIFICANT ACCOUNTING POLICIES

         Description of Business - Immersion Corporation (the "Company") was incorporated in May 1993 in California and reincorporated in Delaware in 1999 and provides technologies that let users interact with digital devices using their sense of touch.

         Principles of Consolidation and Basis of Presentation - The consolidated financial statements include the accounts of Immersion Corporation and its majority-owned subsidiaries. All intercompany accounts, transactions and balances have been eliminated in consolidation.

         Reclassifications - Certain reclassifications have been made to prior year balances in order to conform to the current year presentation. These reclassifications had no material effect on net loss or stockholders' equity (deficit).

         Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents.

         Short-Term Investments - Short-term investments consist primarily of highly liquid debt instruments purchased with an original or remaining maturity at the date of purchase of greater than 90 days and investments in mutual funds. Short-term investments are classified as available-for-sale securities and are stated at market value with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss) within stockholders' equity (deficit).

         Inventories - Inventories are stated at the lower of cost (principally on a standard cost basis which approximates FIFO) or market.

         Property and Equipment - Property is stated at cost and is generally depreciated using the straight-line method over the estimated useful life of the related asset. The estimated useful lives are as follows:

Computer equipment and purchased software.............     3 years
Machinery and equipment...............................   3-5 years
Furniture and fixtures................................   5-7 years

         Leasehold improvements are amortized over the shorter of the lease term or their useful life.

         Intangible Assets - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 142 addresses the initial recognition and measurement of intangible assets acquired outside of a business combination and the accounting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that intangible assets with finite useful lives will be amortized and that goodwill and intangible assets with indefinite lives will not be amortized, but rather will be tested at least annually for impairment. The Company adopted SFAS No. 142 effective January 1, 2002 and discontinued the amortization of goodwill (see Note 5).

         In addition to purchased intangible assets the Company capitalizes the external legal and filing fees associated with its patents and trademarks. These costs are amortized once the patent or trademark is issued.

         For intangibles with definite useful lives amortization is recorded utilizing the straight-line method, which approximates the pattern of consumption, over the estimated useful lives of the respective assets, generally two to ten years.

         Long-Lived Assets - The Company evaluates its long-lived assets for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of that asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Measurement of an impairment loss for long-lived assets and certain identifiable intangible assets that management expects to hold and use are based on the fair value of the asset. As of December 31, 2003, management believes that no impairment losses are required.

         Product Warranty - The Company sells the majority of its products with warranties ranging from three to twenty-four months. Historically, warranty-related costs have not been significant.

         Revenue Recognition - The Company recognizes revenues in accordance with applicable accounting standards including Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," EITF 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables" and the American Institute of Certified Public Accountants' (the "AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or service has been rendered, the fee is fixed and determinable, and collectibility is probable. The Company derives its revenues from three principal sources: royalty and license fees, product sales, and development contracts. The Company recognizes royalty and license revenue based on royalty reports or related information received from the licensee as well as time-based licenses of its intellectual property portfolio. Up-front payments under license agreements are deferred and recognized as revenue based on either the royalty reports received or amortized over the license period depending on the nature of the agreement. Advance payments under license agreements that also require the Company to provide future services to the licensee are deferred and recognized over the service period when vendor specific objective evidence related to the value of the services does not exist. Examples of the Company's typical license models are as follows:

        LICENSE REVENUE MODEL                             REVENUE RECOGNITION
        ---------------------                             -------------------
Perpetual license of intellectual property        Based on royalty reports received from
portfolio based on per unit royalties, no         licensees. No further obligations to
services contracted                               licensee exist.

Time-based license of intellectual                Based on straight-line amortization of an
property portfolio with up-front                  annual minimum/up-front payments
payments and/or annual minimum                    recognized over contract period or
royalty requirements, no services                 annual minimum period. No further
contracted                                        obligations to licensee exist.

Perpetual license of intellectual property        Based on cost-to-cost percentage-of-
portfolio or technology license along             completion accounting method over the
with contract for development work                service period. Obligation to licensee
                                                  exists until development work is
                                                  complete.

License of software or technology, no             Up-front revenue recognition based
modification necessary                            on SOP 97-2 criteria or EITF 00-21, as
                                                  applicable.

         The Company generally licenses and recognizes revenue from its licensees under the above license models or a combination thereof. Individual contracts may have characteristics that do not fall within a specific license model or may have characteristics of a combination of license models. Under those circumstances, the Company recognizes revenue in accordance with SAB No. 104, EITF 00-21 and SOP 97-2, as amended, to guide the accounting treatment for each individual contract. If the information received from the Company's licensees regarding royalties is incorrect or inaccurate, it could adversely affect revenue in future periods. To date all information received from the Company's licensees has caused no material adjustment to period revenues. The Company recognizes revenues from product sales when the product is shipped provided collection is determined to be probable and no significant obligation remains. The Company sells the majority of its products with warranties ranging from three to twenty-four months. The Company records the estimated warranty costs during the quarter the revenue is recognized. Historically, warranty-related costs and related accruals have not been significant. The Company offers a general right of return on the MicroScribe G2 product line for 14 days after purchase. The Company recognizes revenue at the time of shipment of a MicroScribe digitizer and provides an accrual for potential returns based on historical experience. No other general right of return is offered on its products. Development contract revenues are recognized under the cost-to-cost percentage-of-completion accounting method based on physical completion of the work to be performed. Losses on contracts are recognized when determined. Revisions in estimates are reflected in the period in which the conditions become known. The Company's revenue recognition policies are significant because its revenue is a key component of its results of operations. In addition, the Company's revenue recognition determines the timing of certain expenses, such as commissions and royalties.

         At December 31, 2003, the Company has no obligation to repay amounts received under development contracts with the U.S. government or other commercial customers.

         Advertising - Advertising costs (including obligations under cooperative marketing programs) are expensed as incurred and included in sales and marketing expense. Advertising expense was $166,000, $388,000 and $817,000 in 2003, 2002 and 2001 respectively.

         Research and Development - Research and development costs are expensed as incurred. The Company has generated revenues from development contracts with the U.S. government and other commercial customers that have enabled it to accelerate its own product development efforts. Such development revenues have only partially funded the Company's product development activities, and the Company generally retains ownership of the products developed under these arrangements. As a result, the Company classifies all development costs related to these contracts as research and development expenses.

         Income Taxes - The Company provides for income taxes using the asset and liability approach defined by SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the expected tax consequences between the tax bases of assets and liabilities and their reported amounts. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized and are reversed at such time that realization is believed to be more likely than not.

         Software Development Costs - Certain of the Company's products include software. Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with SFAS No. 86, "Computer Software to be Sold, Leased or Otherwise Marketed." The Company considers technological feasibility to be established upon completion of a working model of the software and the related hardware. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

         Stock-Based Compensation - The Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related interpretations. The Company accounts for stock-based awards to non-employees in accordance with EITF 96-18. Pro forma disclosures required under SFAS No. 123, "Accounting for Stock-Based Compensation," as if the Company had adopted the fair value based method of accounting for stock options are as follows (in thousands, except per share amounts):

                                                                 2003        2002        2001
                                                                 ----        ----        ----
Net loss - as reported ...............................         $(16,974)   $(16,530)   $(21,746)
  Add: Stock-based employee compensation included in
  reported net loss, net of related tax effects ......              861       1,278       1,496
  Less: Stock-based compensation expense determined
  using fair value method, net of tax ................           (4,134)     (6,792)    (15,125)
                                                               --------    --------    --------
Net loss - pro forma .................................         $(20,247)   $(22,044)   $(35,375)
                                                               ========    ========    ========

Basic and diluted loss per common share - as reported.         $  (0.83)   $  (0.83)   $  (1.16)
Basic and diluted loss per common share - pro forma ..         $  (1.00)   $  (1.11)   $  (1.89)

         Comprehensive Income (Loss) - Comprehensive income (loss) includes net loss as well as other items of comprehensive income (loss). The Company's other comprehensive loss consists of unrealized gains and losses on available-for-sale securities and foreign currency translation adjustments. Total comprehensive loss and the components of accumulated other comprehensive income (loss) are presented in the accompanying Consolidated Statement of Stockholders' Equity (Deficit).

         Net Loss per Share - Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period (excluding shares subject to repurchase). Diluted net loss per common share was the same as basic net loss per common share for all periods presented since the effect of any potentially dilutive securities is excluded, as they are anti-dilutive because of the Company's net losses.

         Use of Estimates - The preparation of consolidated financial statements and related disclosures in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Concentration of Credit Risks - Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash and cash equivalents, short-term investments and accounts receivable. The Company invests primarily in money market accounts, commercial paper, and debt securities of U.S. government agencies. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand. The Company sells products primarily to companies in North America, Europe and the Far East. To reduce credit risk, management performs periodic credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

         Certain Significant Risks and Uncertainties - The Company operates in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a negative effect on the Company in terms of its future financial position and results of operations: its ability to obtain additional financing; the mix of revenues; the loss of significant customers; fundamental changes in the technology underlying the Company's products; market acceptance of the Company's and its licensees' products under development; the availability of contract manufacturing capacity; development of sales channels; litigation or other claims against the Company; the ability to successfully assert its patent rights against others; the hiring, training and retention of key employees; successful and timely completion of product and technology development efforts; and new product or technology introductions by competitors.

         The Company has incurred net losses each year since 1997 including losses of $17.0 million in 2003, $16.5 million in 2002, and $21.7 million in 2001. As of December 31, 2003, the Company had an accumulated deficit of $93.0 million. The Company believes its cash and cash equivalents of $21.7 million are sufficient to meet its anticipated cash needs for working capital and capital expenditures through at least December 31, 2004. If cash generated from operations is insufficient to satisfy the Company's liquidity requirements, the Company may seek to raise additional financing or reduce the scope of its planned product development and marketing efforts.

         Supplier Concentrations - The Company depends on a single supplier to produce some of its medical simulators. While the Company seeks to maintain a sufficient level of supply and endeavors to maintain ongoing communications with this supplier to guard against interruptions or cessation of supply, any disruption in the manufacturing process from its sole supplier could adversely affect the Company's ability to deliver its products, ensure quality workmanship and could result in a reduction of the Company's product sales.

         Fair Value of Financial Instruments - Financial instruments consist primarily of cash equivalents, short-term investments, accounts receivable, accounts payable and long-term debt. Cash equivalents and short-term investments are stated at fair value based on quoted market prices. The recorded cost of accounts receivable, accounts payable and long-term debt approximate the fair value of the respective assets and liabilities.

         Foreign Currency Translation - The functional currency of the Company's foreign subsidiary is its local currency. Accordingly, gains and losses from the translation of the financial statements of the foreign subsidiary are reported as a separate component of accumulated other comprehensive income (loss). Foreign currency transaction gains and losses are included in earnings.

         Recent Accounting Pronouncements - In November 2002, the EITF reached a consensus on Issue No. 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables." The EITF concluded that revenue arrangements with multiple elements should be divided into separate units of accounting if the deliverables in the arrangement have value to the customer on a standalone basis, if there is objective and reliable evidence of fair value of the undelivered elements, and as long as there are no rights of return or additional performance guarantees by the Company. The provisions of EITF Issue No. 00-21 are applicable to agreements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF No. 00-21 did not have a material impact on the Company's financial position, results of operations or cash flows.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." The statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted the disclosure provisions of SFAS No. 148 at December 31, 2002.

         The FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities," in January 2003, and a revised interpretation of FIN 46 ("FIN 46-R") in December 2003. FIN 46 requires certain variable interest entities ("VIEs") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The provisions of FIN 46 are effective immediately for all arrangements entered into after January 31, 2003. Since January 31, 2003, the Company has not invested in any entities it believes are variable interest entities for which the Company is the primary beneficiary. For all arrangements entered into after January 31, 2003, the Company is required to continue to apply FIN 46 through the end of the first quarter of fiscal 2004. The Company is required to adopt the provisions of FIN 46-R for those arrangements in the second quarter of fiscal 2004. For arrangements entered into prior to February 1, 2003, the Company is required to adopt the provisions of FIN 46-R in the second quarter of fiscal 2004. The Company does not expect the adoption of FIN 46-R to have an impact on the financial position, results of operations or cash flows of the Company.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which requires that certain financial instruments be presented as liabilities that were previously presented as equity or as temporary equity. Such instruments include mandatory redeemable preferred and common stock, and certain options and warrants. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and was effective at the beginning of the first interim period beginning after June 15, 2003. In November 2003, the FASB issued FASB Staff Position ("FSP") No. 150-3, "Effective Date, Disclosures, and Transition for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests under SFAS No. 150," which defers the effective date for various provisions of SFAS No. 150. The Company believes that it has properly classified and measured in its balance sheets and disclosed in its interim consolidated financial statements both characteristics of both liabilities and equity appropriately. While not required by SFAS No. 150, the Company has classified its Series A Preferred Stock as a liability rather than between total liabilities and stockholders' equity (deficit).

         In December 2003 the SEC issued SAB 104, "Revenue Recognition." SAB 104 updates portions of existing interpretative guidance in order to make this guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The adoption of SAB 104 did not have a material effect on the Company's consolidated financial statements.

2.       CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consist of the following (in thousands):

                                         DECEMBER 31,
                                      -----------------
                                        2003      2002
                                      -------   -------
Cash ..............................   $   916   $ 3,510
Cash equivalents:
  Certificate of deposit ..........        25        25
  Money market funds ..............    20,797     5,182
                                      -------   -------
    Total cash equivalents ........    20,822     5,207
                                      -------   -------
Total cash and cash equivalents ...   $21,738   $ 8,717
                                      =======   =======

         The Company realized no gains or losses on the sales of available-for-sale securities in 2003, 2002 and 2001.

3.       INVENTORIES

         Inventories consist of the following (in thousands):

                                    DECEMBER 31,
                                  ---------------
                                   2003     2002
                                  ------   ------
Raw materials and subassemblies   $1,539   $1,587
Work in process ...............      247      183
Finished goods ................      313      358
                                  ------   ------
  Total .......................   $2,099   $2,128
                                  ======   ======

4.       PROPERTIES AND EQUIPMENT

         Property and equipment consist of the following (in thousands):

                                                DECEMBER 31,
                                            -------------------
                                              2003       2002
                                            -------    --------
Computer equipment and purchased software   $ 2,251    $ 2,002
Machinery and equipment .................     2,010      1,810
Furniture and fixtures ..................     1,320      1,325
Leasehold improvements ..................       692        692
                                            -------    -------
  Total .................................     6,273      5,829
Less accumulated depreciation ...........    (4,819)    (3,785)
                                            -------    -------

Property and equipment, net .............   $ 1,454    $ 2,044
                                            =======    =======

5.       INTANGIBLES AND OTHER ASSETS

         The components of intangibles and other assets are as follows (in thousands):

                                                          DECEMBER 31,
                                                     --------------------
                                                       2003        2002
                                                     --------    --------
Patents and technology ...........................   $  8,535    $  6,962
Other intangibles ................................      5,748       5,748
Other assets .....................................        110          83
                                                     --------    --------

Gross intangibles and other assets ...............   $ 14,393    $ 12,793

Accumulated amortization of patents and technology     (3,226)     (2,545)
Accumulated amortization of other intangibles ....     (4,571)     (3,632)
                                                     --------    --------

Net purchased intangibles and other assets .......   $  6,596    $  6,616
                                                     ========    ========

         Amortization of intangibles during the years ended December 31, 2003 and 2002 was $1.6 million and $1.8 million respectively. The estimated annual amortization expense for intangible assets as of December 31, 2003 is $1.4 million in 2004, $1.1 million in 2005, $694,000 in 2006, $614,000 in 2007,
$195,000 in 2008, and $271,000 in 2009 through 2014.

         In connection with adopting SFAS No. 142, the Company reassessed the useful lives and the classification of its identifiable intangible assets and determined that they continued to be appropriate except for acquired workforce of $82,000, which was reclassified into goodwill.

         In conjunction with the adoption of SFAS No. 142 the Company performed its transition impairment test of goodwill as of January 1, 2002 and determined that there was no impairment upon adoption of SFAS No. 142. The Immersion Computing, Entertainment & Industrial reporting unit was tested for impairment in the fourth quarter of 2002, after the annual forecasting process. The continued economic slowdown during 2002 caused delayed purchasing decisions by the Company's customers for its high-end products as well as reduced royalties from gaming licensees due to a reduction in the general personal computing and PC gaming peripheral device sales. These factors contributed to the operating profits and cash flows for this unit during the third and fourth quarter of 2002 to be lower than expected. Based on that trend the earnings forecast for the next six years was revised. In December 2002, a goodwill impairment loss of $3.8 million was recognized in the Immersion Computing, Entertainment & Industrial unit. The fair value of that reporting unit was estimated using the expected present value of future cash flows.

         The changes in the carrying amount of goodwill were as follows (in thousands):

                                       YEAR ENDED
                                      DECEMBER 31,
                                      ------------
                                          2002
                                        -------
Balance as of December 31, 2001         $ 3,676
Acquired workforce reclass ....              82
Impairment loss ...............          (3,758)
                                        -------
Balance as of December 31, 2002         $     -
                                        =======

         The following pro forma financial information reflects net loss and diluted net loss per share as if goodwill and certain intangible assets were not subject to amortization for the periods presented (in thousands, except per share amounts):

                                                           YEARS ENDED
                                                           DECEMBER 31,
                                             ---------------------------------------
                                                 2003          2002          2001
                                             -----------   -----------   -----------
Net loss:
  Amounts as reported ....................   $  (16,974)   $  (16,530)   $  (21,746)
  Amortization of goodwill and intangibles            -             -         1,676
                                             ----------    ----------    ----------
  Pro forma amounts ......................   $  (16,974)   $  (16,530)   $  (20,070)
                                             ==========    ==========    ==========

Diluted net loss per share:
  Amounts as reported ....................   $    (0.83)   $    (0.83)   $    (1.16)
  Amortization of goodwill and intangibles            -             -          0.09
                                             ----------    ----------    ----------
  Pro forma amounts ......................   $    (0.83)   $    (0.83)   $    (1.07)
                                             ==========    ==========    ==========

6.       OTHER INVESTMENTS

         Other investments comprise investments in privately held companies and are accounted for under the cost method. The balance of other investments was written off in the fourth quarter of 2003 and comprised the following investment (in thousands):

                                                           DECEMBER 31,
                                                        ----------------
                                                        2003        2002
                                                        ----        ----
There, Inc., a technology application developer           -        1,000
                                                       ----       ------
                                                       $  -       $1,000
                                                       ====       ======

         The Company's approach is to hold its investments for the long term and monitor whether there have been other-than-temporary declines in value of these investments based on management's estimates of their net realizable value taking into account the companies' respective business prospects, financial condition and ability to raise third-party financing. If the decline in fair value has been determined to be other-than-temporary, an impairment loss is recorded in other expense and the individual security is written down to a new cost basis. As a result of its review, the Company recorded a noncash impairment loss of $1.0 million during the fourth quarter of 2003. The impairment loss was based on There, Inc.'s continued decline in financial condition, uncertain future revenue streams and inability to raise adequate third-party financing. Additionally the Company recorded noncash impairment losses of $1.2 million and $4.3 million on other investments during 2002 and 2001 respectively.

7. COMPONENTS OF OTHER CURRENT LIABILITIES AND DEFERRED REVENUE AND CUSTOMER ADVANCES

         Other current liabilities consist of (in thousands):

                                                   DECEMBER 31,
                                                 ---------------
                                                  2003     2002
                                                 ------   ------
Accrued legal ................................   $  945   $  523
Other current liabilities ....................    1,121      788
                                                 ------   ------
  Total other current liabilities ............   $2,066   $1,311
                                                 ======   ======

Deferred revenue .............................   $3,032   $  976
Customer advances ............................       84    2,539
                                                 ------   ------

  Total deferred revenue and customer advances   $3,116   $3,515
                                                 ======   ======

         At December 31, 2002, customer advances included a $2.5 million prepayment from one licensee. Subsequent to December 2002, $500,000 of this prepayment was returned to the licensee as a result of the final agreement reached between the Company and the licensee regarding the terms of the prepayment and the Company reclassified $2.0 million to deferred revenue, which is being amortized to revenue based on royalty reports received from the licensee. The deferred revenue increase is primarily attributable to $1.0 million from one customer related to a medical development contract, the unamortized portion reclassed from customer advances during 2003 noted above, and other prepayments by the Company's licensees.

8.       LONG-TERM DEBT

         The components of long-term debt are as follows (in thousands):

                                          DECEMBER 31,
                                         -------------
                                         2003    2002
                                         ----    ----
Secured promissory note repaid in 2003   $  -    $ 52
Other ................................     26      38
                                         ----    ----
  Total ..............................     26      90
Current portion ......................    (10)    (64)
                                         ----    ----
  Total long-term debt ...............   $ 16    $ 26
                                         ====    ====

         Annual maturities of long-term debt at December 31, 2003 are as follows (in thousands):

2004 ........................................  $ 10
2005 ........................................    10
2006 ........................................     6
                                               ----
Total........................................  $ 26
                                               ====

9.       LONG-TERM CUSTOMER ADVANCE FROM MICROSOFT

         On July 25, 2003, the Company contemporaneously executed a series of agreements with Microsoft Corporation ("Microsoft") that (1) settled the Company's lawsuit against Microsoft, (2) granted Microsoft a worldwide royalty-free, irrevocable license to the Company's portfolio of patents (the "License Agreement") in exchange for a payment of $19.9 million, (3) provided Microsoft with sublicense rights to pursue certain license arrangements directly with third parties including Sony Computer Entertainment which, if consummated, would result in payments to the Company (the "Sublicense Rights") and conveyed to Microsoft the right to a payment of cash in the event of a settlement within certain parameters of the Company's patent litigation against Sony Computer Entertainment of America, Inc. and Sony Computer Entertainment, Inc. (collectively, "Sony Computer Entertainment;" the "Participation Rights") in exchange for a payment of $0.1 million, (4) issued Microsoft shares of the Company's Series A Redeemable Convertible Preferred Stock that includes redemption features discussed below ("Series A Preferred Stock") for a payment of $6.0 million and (5) allows the Company to sell debentures of

$9.0 million to Microsoft under the terms and conditions established in newly authorized 7% Senior Redeemable Convertible Debentures ("7% Debentures") with annual draw down rights over a 48 month period.

         Under these agreements the Company is required to make certain cash payments to Microsoft based on a settlement of the Company's ongoing patent litigation against Sony Computer Entertainment. As discussed in Note 17, the Company intends to continue its patent litigation against Sony Computer Entertainment. In the event of a settlement of the Sony Computer Entertainment litigation under certain terms, the Company will be required to make a cash payment to Microsoft of (i) an amount to be determined based on the settlement proceeds, (ii) a redemption of the Series A Preferred stock for a maximum of two and one half (2 1/2) times the original purchase price plus any dividends in the form of additional shares of Series A Preferred Stock that remain unpaid plus any accrued but unpaid cash dividends per share, (iii) any accrued but unpaid dividends on the Series A Preferred Stock, and (iv) any funds received from Microsoft under the 7% Debentures.

         In a settlement outcome of the Sony Computer Entertainment litigation, the Company will realize and retain net cash proceeds received from Sony Computer Entertainment only to the extent that settlement proceeds exceed the amounts due Microsoft for its Participation Rights and the payments required to redeem the Series A Preferred Stock, 7% Debentures and accrued dividends and interest as specified above. Under certain circumstances related to a Company initiated settlement with Sony Computer Entertainment, the Company would be obligated to pay Microsoft a minimum of $30.0 million. Such amount would be reduced to the extent that Microsoft elects to convert its shares of Series A Preferred Stock to Company common stock.

         In the event of an unfavorable judicial resolution or a dismissal or withdrawal by Immersion of the lawsuit meeting certain conditions, the Company would not be required to make any payments to Microsoft except pursuant to the redemption and dividend provisions of the Series A Preferred Stock and the payment provisions relating to the 7% Debentures.

         Under certain other specified circumstances, including the acquisition of the Company, the redemption of the Series A Preferred Stock as well as the 7% Debentures would become immediately due and payable.

         The $26.0 million received from Microsoft as described above has been reflected as a liability in the accompanying financial statements. The Company does not believe that it is possible to separate and value the contingent payments due Microsoft pursuant to its Participation Rights and the payments due Microsoft upon redemption of the Series A Preferred Stock under all possible litigation settlement outcomes. The Series A Preferred Stock, while not meeting the definition of a liability under SFAS 150, does not qualify as shareholders' equity pursuant to Securities and Exchange Commission regulations regarding the form and content requirements for financial statements.

         Payments, which may be due Microsoft as a result of a settlement with Sony Computer Entertainment, will accrete from $26.0 million to $30.0 million over the expected life of the litigation, which the Company has estimated to be 24 months. During the year ended December 31, 2003, the Company recorded as interest and other expense, $1.0 million related to the accretion of payments which may be due Microsoft and the cumulative dividends on the Series A Preferred Stock.

         Series A Redeemable Convertible Preferred Stock. The Company has authorized and issued 2,185,792 shares of Series A Preferred Stock, par value $0.001 per share. Under the terms of the Series A Redeemable Convertible Preferred Stock purchase agreement, Microsoft purchased 2,185,792 shares of Series A Preferred Stock for $2.745, an aggregate purchase price of $6.0 million. The Series A Preferred Stock accrues cumulative dividends at a rate of 7% per year, payable in cash or additional shares of Series A Preferred Stock, is initially convertible into one share of Immersion common stock for each share of Series A Preferred Stock, is entitled to the number of votes equal to the number of whole shares of common stock into which each share of Series A Preferred Stock is convertible with the exception of dilutive issuances and is redeemable under certain circumstances by either the holder or Immersion. The Series A Preferred Stock can be redeemed at the request of Microsoft for twice the original purchase price plus any dividends in the form of additional shares that remain unpaid and any accrued but unpaid cash dividends per share on or after July 25, 2006.

         In addition, if at any time that the closing price for the Company's common stock shall be two and one half (2 1/2) times the original purchase price plus any dividends in the form of additional shares that remain unpaid and any accrued but unpaid cash dividends per share for each of thirty (30) successive trading days, at the election of the Company, it may redeem all (and not less than all) of the shares of Series A Preferred Stock at a redemption price equal to 125% of the original purchase price plus any dividends in the form of additional shares that remain unpaid and any accrued but unpaid cash dividends per share. On March 12, 2004, the Company satisfied the closing price and trading day requirements and therefore the Company has the ability to redeem the Series A Preferred Stock pursuant to this provision, but has not yet exercised this right.

         Under the Company's agreements with Microsoft, the Company agreed to file, at its expense, with the Securities and Exchange Commission (the "Commission"), a shelf registration statement on Form S-3 covering the resale of shares of common stock issued to Microsoft upon conversion of the Series A Preferred Stock and the common stock issuable upon the conversion of any debentures issued to Microsoft. There is a monthly penalty (equal to $45,000) for the failure to file or update this registration statement on Form S-3, failure to deliver the Company's response letter to the Commission within 15 days of receipt, obtain the effectiveness of the registration statement within 180 days after filing, to fail to maintain the effectiveness of the registration statement, or for the suspension of trading under the registration statement on Form S-3 for more than 90 days in any six-month period. As the Company did not obtain the effectiveness of the registration statement by March 6, 2004, the Company has not satisfied its obligation to do so within 180 days after filing. On March 18, 2004, Microsoft waived its right to receive penalties for this failure to timely register their shares, as well as its right to receive dividends that would otherwise accrue after the registration statement becomes effective. In exchange, the Company agreed that Microsoft shall have the right to convert its shares of Series A Preferred Stock into common stock in advance of any decision by us to redeem such shares of Series A Preferred Stock. The Company also agreed to continue to work diligently towards obtaining the effectiveness of the registration statement.

         Senior Redeemable Convertible Debentures. Under the terms of the Senior Redeemable Convertible Debentures agreement, the Company may sell to Microsoft up to $9.0 million of Senior Redeemable Convertible Debentures over a 48-month period. The Company can sell up to $3.0 million the first year and $2.0 million per year for the following three years under the provisions of the Senior Redeemable Convertible Debentures agreement. Debenture proceeds may only be used to finance the Sony Computer Entertainment litigation. The Senior Redeemable Convertible Debentures are callable by Microsoft after 3 years at 110%. It is also callable by Microsoft upon settlement of the Sony Computer Entertainment litigation at 125% of par. The Senior Redeemable Convertible Debentures are convertible into common stock at 364 shares/$1,000 face value (based on $2.75 per share).

10.      COMMITMENTS

         The Company leases several of its facilities under operating leases. In addition, the Company has several operating leases for vehicles and various computer and office equipment that expire during fiscal years 2004 through 2005.

         Minimum future lease payments are as follows (in thousands):

                                           CAPITAL LEASE   OPERATING LEASE
                                           -------------   ---------------
2004 ....................................             24             1,255
2005 ....................................              -               815
2006 ....................................              -               322
2007 ....................................              -               331
2008 ....................................              -               341
Thereafter                                                             144
                                           -------------   ---------------
Total future minimum lease payments        $          24   $         3,208
                                                           ---------------
Portion representing interest                         (1)
                                           $          23
                                           =============

         Rent expense was $1.3 million, $1.3 million and $1.4 million in 2003, 2002 and 2001 respectively.

         Under the terms of a co-marketing agreement with a significant customer, we reimbursed the customer for certain marketing related expenses not to exceed $200,000 per quarter for the five quarters ended March 31, 2001.

11.      STOCKHOLDERS' EQUITY (DEFICIT)

     STOCK OPTIONS

         Under the Company's stock option plans, the Company may grant options to purchase up to 12,747,744 shares of common stock to employees, directors and consultants at prices not less than the fair market value on the date of grant for incentive stock options and not less than 85% of fair market value on the date of grant for nonstatutory stock options. These options generally expire ten years from the date of grant. The Company has granted immediately exercisable options as well as options that become exercisable over periods ranging from three months to five years.

         As part of the business combination with Immersion Medical in fiscal 2000, the Company assumed Immersion Medical's 1995B and 1998 stock option plans. Under the plans, a total of 310,560 shares of common stock are reserved for issuance. The majority of the options cliff vest on each anniversary date over a five-year period. The 1998 Plan provides for certain provisions for accelerated vesting upon a change of control. All of the options expire ten years from the date of the grant.

         As part of the business combination with Virtual Technologies, Inc. ("VTI") in fiscal 2000, the Company assumed VTI's 1997 stock option plan. Under VTI's 1997 stock option plan, a total of 700,000 shares of common stock are reserved for issuance to employees (Incentive Stock Options) and non-employees (Nonstatutory Stock Options). The options expire ten years from the date of the grant. The majority of the options cliff vest on each anniversary date over a five-year period. The plan provided that in the event of a merger of the Company with or into another corporation, each outstanding option or stock purchase right under the plan must be assumed or an equivalent option or right substituted by the successor corporation or an affiliate.

         Details of activity under the option plans are as follows:

                                                                                                            WEIGHTED
                                                                                        NUMBER               AVERAGE
                                                                                      OF SHARES          EXERCISE PRICE
                                                                                      ----------         --------------
Outstanding, January 1, 2001 (2,917,937 exercisable at a weighted
 average price of $9.79 per share) .............................................       7,047,489         $         9.61
Granted (weighted average fair value of $5.22 per share) .......................       2,349,590         $         7.27
Exercised ......................................................................        (455,223)        $         1.02
Canceled .......................................................................      (1,180,470)        $        14.85
                                                                                      ----------
Balances, December 31, 2001 (3,700,069 exercisable at a weighted
 average price of $6.64 per share) .............................................       7,761,386         $         8.61
Granted (weighted average fair value of $1.67 per share) .......................       2,958,500         $         1.99
Exercised ......................................................................      (1,110,003)        $         0.20
Canceled .......................................................................      (2,060,158)        $         7.50
                                                                                      ----------
Balances, December 31, 2002 (3,989,165 exercisable at a weighted
 average price of $9.66 per share) .............................................       7,549,725         $         7.56
Granted (weighted average fair value of $ 2.56 per share) ......................       2,250,750         $         3.37
Exercised ......................................................................        (502,134)        $         1.71
Canceled .......................................................................      (1,961,433)        $         8.56
                                                                                      ----------
Balances, December 31, 2003 (3,470,621 exercisable at a weighted
 average price of $9.61 per share) .............................................       7,336,908         $         6.40
                                                                                      ==========

         Additional information regarding options outstanding as of December 31, 2003 is as follows:

                         OPTIONS OUTSTANDING
                -------------------------------------    OPTIONS EXERCISABLE
                                WEIGHTED                ----------------------
                                AVERAGE      WEIGHTED                  WEIGHTED
  RANGE OF                     REMAINING     AVERAGE                   AVERAGE
  EXERCISE        NUMBER       CONTRACTUAL   EXERCISE      NUMBER     EXERCISE
   PRICES       OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
   ------       -----------   ------------    -----     -----------    -----
$0.12 - $1.20       409,772           6.42   $   0.87       227,924   $   0.61
  1.20 - 1.28     1,073,536           8.98       1.27        35,960       1.22
  1.32 - 1.76     1,012,100           8.82       1.66       260,140       1.68
  1.77 - 2.74       883,341           8.32       2.41       362,884       2.41
  2.75 - 6.03       979,074           8.38       5.09       387,119       4.80
  6.06 - 6.25       746,291           9.18       6.20       173,728       6.23
  6.26 - 8.98       853,073           5.85       8.66       812,023       8.71
  9.63 -15.50       776,794           6.56      12.13       660,490      12.03
17.13 - 34.75       578,041           6.43      24.15       527,541      24.45
43.25 - 43.25        24,886           6.28      43.25        22,812      43.25
                -----------                             -----------
$0.12 -$43.25     7,336,908           7.85   $   6.40     3,470,621   $   9.61
                ===========                             ===========

         At December 31, 2003, the Company had 921,254 shares available for future grants under the option plans.

     ADDITIONAL STOCK PLAN INFORMATION

         As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with APB No. 25 and its related interpretations. SFAS No. 123 requires the disclosure of pro forma net loss had the Company adopted the fair value method as of the beginning of fiscal 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though these models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. The Company's calculations were made using the following weighted average assumptions:

                                OPTIONS         EMPLOYEE STOCK PURCHASE PLAN
                           ------------------   ----------------------------
                           2003   2002   2001   2003        2002        2001
                           ----   ----   ----   ----        ----        ----
Expected life (in years)    2.5    2.5    2.5    0.5         0.5         1.5
Interest rate               2.8%   3.6%   4.1%   1.2%        2.4%        4.1%
Volatility                  112%   144%   110%   112%        144%        110%
Dividend yield                -      -      -      -           -           -

     EMPLOYEE STOCK PURCHASE PLAN

         The Company has an employee stock purchase plan ("ESPP"). Under the ESPP, eligible employees may purchase common stock through payroll deductions at a purchase price of 85% of the lower of the fair market value of the Company's stock at the beginning of the offering period or the purchase date. Participants may not purchase more than 2,000 shares in a six-month offering period or stock having a value greater than $25,000 in any calendar year as measured at the beginning of the offering period. A total of 500,000 shares of common stock are reserved for the issuance under the ESPP plus an automatic annual increase on January 1, 2001 and on each January 1 thereafter through January 1, 2010 by an amount equal to the lesser of 500,000 shares per year or a number of shares determined by the Board of Directors. As of December 31, 2003, 141,313 shares had been purchased under the plan.

     DEFERRED STOCK COMPENSATION

         In January 2000, Immersion Medical's board of directors approved a repricing of all outstanding stock options relating to Immersion Medical that had been granted on or after June 1, 1998 from $15.46 per share to $7.73 per share. A total of 30,797 options were repriced. Beginning July 1, 2000, the Company began to recognize stock compensation relating to the unexpired repriced shares. The Company recognized $374,000 as stock compensation expense relating to the repricing and acceleration of option vesting at the time of the merger. The repricing requires that compensation associated with these options be remeasured until they are exercised, or forfeited or expire. During the years ended December 31, 2003 and 2002, the Company did not record any deferred stock compensation in connection with these repriced options, as the price of Immersion's stock was not higher than the repriced amount at any quarter-end during those periods. During the year ended December 31, 2001, the Company reversed $202,000 of previously recorded deferred stock compensation expense on these repriced options as a result of the price of Immersion's stock falling below that of the repriced options. Future expense related to vested and unvested stock option shares is dependent on the market value of the shares at the end of each quarter until the repriced stock options are exercised, forfeited or expire and is therefore unknown at this time.

         In fiscal 2000, in connection with two business combinations accounted for under the purchase method, the Company recorded $5.8 million of deferred stock compensation which represented the intrinsic value of unvested assumed stock options, and is being amortized over the respective remaining service periods on a straight-line basis.

     WARRANTS

         In conjunction with a note payable to Medtronic Asset Management, Inc. ("Medtronic") dated August 10, 1999, amended in March 2000 and subsequently repaid in 2002, the Company granted Medtronic a warrant to purchase up to $2,000,000 of common stock at a price per share equal to the lesser of $15.46 per share or the price per share at which any shares of common stock are sold. The warrant may also be exercised for any other class of capital stock that the Company may issue at a per share price equal to the lowest per share price at which any such shares are issued or sold. The warrant expires on the later to occur of November 10, 2000 or six months after Immersion Medical completes a sale of capital stock of at least $6 million. The Company allocated $1,126,849 of the note payable proceeds to the warrant and amortized the amount to interest expense using the effective interest method over the three-year period of the debt. The effective interest rate was 17% based on this method of allocation.

         In 2000, the Company issued to a lender ten-year warrants to purchase 1,618 shares of common stock at $15.46 per share. These warrants may be exercised at any time prior to April 9, 2010. The Company allocated $11,281 of the proceeds to the warrant and amortized this amount to interest expense using the effective interest method over the three-year period that the related debt was outstanding. None of the warrants have been exercised, and all remain outstanding at December 31, 2003.

12.      NET LOSS PER SHARE

         The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share (in thousands, except per share data):

                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                         -----------------------------------
                                                            2003        2002         2001
                                                            ----        ----         ----
Numerator:

Net loss .............................................   $ (16,974)   $ (16,530)   $ (21,746)
                                                         =========    =========    =========

Denominator:
Shares used in computation, basic and diluted
(weighted average common shares outstanding) .........      20,334       19,906       18,702
                                                         ---------    ---------    ---------

Net loss per share, basic and diluted ................   $   (0.83)   $   (0.83)   $   (1.16)
                                                         =========    =========    =========

         For the above-mentioned periods, the Company had securities outstanding that could potentially dilute basic earnings per share in the future, but were excluded from the computation of diluted net loss per share in the periods presented since their effect would have been anti-dilutive. These outstanding securities consisted of the following:

                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                         -----------------------------------
                                                            2003        2002         2001
                                                            ----        ----         ----
Convertible note payable .............................           -            -      226,450
Outstanding stock options ............................   7,336,908    7,549,725    7,761,386
Warrants .............................................     480,943      511,999      523,971
Series A Redeemable Convertible Preferred Stock ......   2,185,792            -            -

13.      INCOME TAXES

         A provision for federal income tax of $154,000 was made during the year ended December 31, 2003. No provision for federal income taxes was required for the years ended December 31, 2002 and 2001 due to net losses in these periods.

         Significant components of the net deferred tax assets and liabilities for federal and state income taxes consisted of (in thousands):

                                                                                   DECEMBER 31,
                                                                              ---------------------
                                                                                2003         2002
                                                                              --------     --------
Deferred tax assets:
 Net operating loss carryforwards .....................................       $ 18,859     $ 21,758
 Deferred revenue .....................................................          2,961        2,259
 Deferred rent ........................................................             71           44
 Research and development credits .....................................          1,243        1,763
 Reserves and accruals recognized in different periods ................            261          375
 Long-term customer advance from Microsoft ............................          8,225            -
 Basis difference in investment .......................................          1,328          923
 Capitalized R& D Expenses ............................................            613          441
                                                                              --------     --------

Total deferred tax assets .............................................         33,561       27,563
Deferred tax liabilities:
 Depreciation and amortization ........................................         (1,131)        (624)
 Difference in tax basis of purchased technology ......................         (1,162)      (1,712)
Valuation allowance ...................................................        (31,268)     (25,227)
                                                                              --------     --------
Net deferred tax assets ...............................................       $      -     $      -
                                                                              ========     ========

         The Company's effective tax rate differed from the expected benefit at the federal statutory tax rate as follows:

                                                 2003        2002
                                                ------      ------
Federal statutory tax rate ..................    (35.0)%     (35.0)%
State taxes, net of federal benefit..........     (3.0)       (3.0)
Deferred stock compensation..................      1.8         2.7
Amortization of goodwill and in process R&D..      0.0         8.0
Other........................................      5.3        (1.7)
Valuation allowance..........................     31.8        29.0
                                                ------      ------

Effective tax rate...........................      0.9%          -%
                                                ======      ======

         Substantially all of the Company's loss from operations for all periods presented is generated from domestic operations.

         At December 31, 2003, the Company has federal and state net operating loss carryforwards of $51.1 million and $17.1 million, respectively, expiring through 2022 and through 2013, respectively.

         Current federal and state tax laws include provisions limiting the annual use of net operating loss carryforwards in the event of certain defined changes in stock ownership. The Company's issuances of common and preferred stock may have resulted in such a change. Accordingly, the annual use of the Company's net operating loss carryforwards would be limited according to these provisions. Management has not yet determined the extent of this limitation, and this limitation may result in the loss of carryforward benefits due to their expiration.

14.      EMPLOYEE BENEFIT PLAN

         The Company has a 401(k) tax-deferred savings plan under which eligible employees may elect to have a portion of their salary deferred and contributed to the 401(k) plan. Contributions may be made by the Company at the discretion of the Board of Directors. The recorded expenses were $0, $0 and $160,000 for 2003, 2002 and 2001, respectively.

15.      GOVERNMENT AUDITS

         Billings under certain cost-based government contracts are calculated using provisional rates that permit recovery of indirect costs. These rates are subject to audit on an annual basis by the government agencies' audit department. The cost audit will result in the negotiation and determination of the final indirect cost rates that the Company may use for the period(s) audited. The final rates, if different from the provisionals, may create an additional receivable or liability.

         As of December 31, 2003, the Company has not reached final settlements on indirect rates. The Company has negotiated provisional indirect rates for the years ended December 31, 2003, 2002 and 2001. The Company periodically reviews its cost estimates and experience rates, and any needed adjustments are made and reflected in the period in which the estimates are revised. In the opinion of management, redetermination of any cost-based contracts for the open years will not have a material effect on the Company's financial position or results of operations.

16.      RELATED PARTIES

         In July 1997, the Company transferred certain patent rights related to its MicroScribe product to a newly created limited liability corporation, MicroScribe LLC, in exchange for 1,000 Class 1 Units and 98,999 Class 2 Units. This investment represents a 99% ownership of MicroScribe LLC. Subsequently, the Company distributed all Class 2 Units to its then outstanding common, preferred and vested option holders on a pro rata basis. The Company maintained a 1% ownership of MicroScribe LLC subsequent to the distribution of the Class 2 Units. There was no recorded value related to these internally-developed patent agreements, and thus no amount was recognized as a result of the transfer.

         During July 1997, the Company also entered into a non-exclusive license agreement with MicroScribe LLC (the "Agreement") for the right to manufacture, market and sell products incorporating the MicroScribe technology. Under the terms of the Agreement, the Company must pay a royalty to MicroScribe LLC based on a variable percentage of net receipts as defined under the Agreement. Royalty expense under the Agreement was $0, $103,000 and $167,000 in 2003, 2002, and 2001, respectively.

         In 2002, certain disputes arose between the Company and MicroScribe regarding the Company's relations with MicroScribe, ownership of the "MicroScribe" name and other matters. To settle the disputes, the Company and MicroScribe entered into a settlement agreement whereby the Company agreed not to pursue its claims against MicroScribe in exchange for MicroScribe granting the Company certain rights, including ownership of the MicroScribe name and the right to produce new products under that name without payment of further royalties to MicroScribe. In 2003, MicroScribe LLC assigned and transferred its interest in the MicroScribe patents and related technology to the Company for $20,000.

         In August 2001, the Company loaned an executive officer $420,000, at 4% interest per annum to be repaid on January 7, 2003. Any amounts payable to such officer may be offset against the indebtedness at the option of the Company. The loan was offset against amounts due the executive officer in March of 2002.

         In July of 2003 the Company entered into an independent consulting agreement with a member of its board of directors to assist with certain marketing initiatives of its wholly owned subsidiary Immersion Medical. Under the terms of the consulting agreement the board member will receive $15,000 per month compensation and reimbursement of out-of-pocket travel expenses. The initial term of the consulting agreement was six months and is renewable for subsequent three-month terms unless either party notifies the other in writing at least ten days prior to the expiration of the then-current term of its election to terminate the agreement. During 2003 the board member earned compensation of $90,000. As of March 10, 2004 the consulting agreement had not been terminated by either party.

17.      CONTINGENCIES

     IN RE IMMERSION CORPORATION

         The Company is involved in legal proceedings relating to a class action lawsuit filed on November 9, 2001. In re Immersion Corporation Initial Public Offering Securities Litigation, No. Civ. 01-9975 (S.D.N.Y.), related to In re Initial Public Offering Securities Litigation, No. 21 MC 92 (S.D.N.Y.). The named defendants are the Company and three of its current or former officers or directors (the "Immersion Defendants"), and certain underwriters of the Company's November 12, 1999 initial public offering ("IPO"). Subsequently, two of the individual defendants stipulated to a dismissal without prejudice.

         The operative amended complaint is brought on purported behalf of all persons who purchased the common stock of the Company from the date of the IPO through December 6, 2000. It alleges liability under Sections 11 and 15 of the Securities Act of 1933 and Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, on the grounds that the registration statement for the IPO did not disclose that: (1) the underwriters agreed to allow certain customers to purchase shares in the IPO in exchange for excess commissions to be paid to the underwriters; and (2) the underwriters arranged for certain customers to purchase additional shares in the aftermarket at predetermined prices. The complaint also appears to allege that false or misleading analyst reports were issued. The complaint does not claim any specific amount of damages.

         Similar allegations were made in other lawsuits challenging over 300 other initial public offerings and follow-on offerings conducted in 1999 and 2000. The cases were consolidated for pretrial purposes. On February 19, 2003, the Court ruled on all defendants' motions to dismiss. The motion was denied as to claims under the Securities Act of 1933 in the case involving the Company, as well as in all other cases (except for 10 cases). The motion was denied as to the claim under Section 10(b) as to the Company, on the basis that the complaint alleged that the Company had made acquisition(s) following the IPO. The motion was granted as to the claim under Section 10(b), but denied as to the claim under
Section 20(a), as to the remaining individual defendant.

         The Company has decided to accept a settlement proposal presented to all issuer defendants. In this settlement, plaintiffs will dismiss and release all claims against the Immersion Defendants, in exchange for a contingent payment by the insurance companies collectively responsible for insuring the issuers in all of the IPO cases, and for the assignment or surrender of certain claims the Company may have against the underwriters. The Immersion Defendants will not be required to make any cash payments in the settlement, unless the pro rata amount paid by the insurers in the settlement exceeds the amount of the insurance coverage, a circumstance which the Company believes is remote. The settlement will require approval of the Court, which cannot be assured, after class members are given the opportunity to object to the settlement or opt out of the settlement.

     IMMERSION CORPORATION VS. MICROSOFT CORPORATION, SONY COMPUTER ENTERTAINMENT INC. AND SONY COMPUTER ENTERTAINMENT OF AMERICA, INC.

         On February 11, 2002, the Company filed a complaint against Microsoft Corporation, Sony Computer Entertainment, Inc., and Sony Computer Entertainment of America, Inc. in the U.S. District Court for the Northern District Court of California alleging infringement of U.S. Patent Nos. 5,889,672 and 6,275,213. The case was assigned to United States District Judge Claudia Wilken. On April 4, 2002, Sony Computer Entertainment and Microsoft answered the complaint by denying the material allegations and alleging counterclaims seeking a judicial declaration that the asserted patents were invalid, unenforceable, or not infringed. Under the counterclaims, the defendants are also seeking damages for attorneys' fees. The process of discovery and exchanging information and documents on infringement, invalidity, and damages, is ongoing. On October 8, 2002, the Company filed an amended complaint, withdrawing the claim under the `672 patent and adding claims under a new patent, U.S. Patent No. 6,424,333.

         On October 10, 2002, the Court entered an Amended Case Management Order that set, among other dates in the case, April 25, 2003 for a hearing to construe the claims of the asserted patents and April 5, 2004 for the start of trial. On October 28, 2002, Sony Computer Entertainment and Microsoft answered the amended complaint and alleged similar counterclaims for declaratory relief that the asserted patents are invalid, unenforceable, or not infringed. On March 21, 2003, Sony Computer Entertainment filed a motion for summary judgment of non-infringement. At Immersion's request, the Court ordered this motion stricken, without prejudice to its being refiled at a later date after the Court rules on claim construction. On April 25, 2003, the Court held the scheduled claim construction hearing. On July 9, 2003, the Court issued an Order Modifying Case Management Order that reset certain scheduled dates in the case, including setting April 12, 2004 as the start of trial. On October 2, 2003, the Court issued its Claim Construction Order construing certain terms of the patents asserted in the lawsuit. On January 16, 2004, Sony Computer Entertainment filed a motion for summary judgment of invalidity and that Sony Computer Entertainment Inc. should be dismissed as a party. Immersion filed a motion for summary judgment seeking to dismiss Sony's defenses that the asserted patents are unenforceable. On February 27, 2004, the Court held a hearing on these motions. On March 2, 2004, the Court issued a written ruling on the summary judgment motions. The Court denied Sony's motion for summary judgment of invalidity. The Court granted all but one of Immersion's motions and dismissed several Sony defenses. On March 23, 2004 the court rescheduled the trial from April 12, 2004 to April 19, 2004.

         On July 28, 2003, the Company announced that it had settled its legal differences with Microsoft and Immersion and Microsoft agreed to dismiss all claims and counterclaims relating to this matter as well as assume financial responsibility for their respective legal costs with respect to the lawsuit between Immersion and Microsoft. The Company continues to pursue its claims of infringement against Sony Computer Entertainment. In the event the Company settles its lawsuit with Sony Computer Entertainment, the Company will be obligated to pay certain sums to Microsoft as described in Note 9. If Sony Computer Entertainment were successful in its counterclaims and the Company's patents were deemed invalid and unenforceable, the assets relating to the patents that were deemed invalid would be impaired and the Company may be required to pay Sony Computer Entertainment's attorneys fees. The case is scheduled to go to trial in April 2004.

         Due to the inherent uncertainties of litigation, the Company cannot accurately predict the ultimate outcome of the litigation. The Company anticipates that the litigation will continue to be costly, and there can be no assurance that the Company will be able to recover the costs it incurs in connection with the litigation. The

Company expenses litigation costs as incurred and only accrues for costs that have been incurred but not paid to the vendor as of the financial statement date. The litigation has diverted, and is likely to continue to divert, the efforts and attention of some of the Company's key management and personnel. As a result, until such time as it is resolved, the litigation could adversely affect the Company's business. Further, any unfavorable outcome could adversely affect the Company's business.

     OTHER CONTINGENCIES

         The Company has received claims from third parties asserting that the Company's technologies, or those of its licensees, infringe on the other parties' intellectual property rights. Management believes that these claims are without merit. The Company from time to time is involved in routine legal matters and contractual disputes incidental to its normal operations. In management's opinion, the resolution of such matters will not have a material adverse effect on the Company's consolidated financial condition, results of operations or liquidity.

         In the normal course of business, the Company provides indemnifications of varying scope to customers against claims of intellectual property infringement made by third parties arising from the use of the Company's intellectual property, technology or products. Historically, costs related to these guarantees have not been significant and the Company is unable to estimate the maximum potential impact of these guarantees on its future results of operations.

         As permitted under Delaware law, we have agreements whereby we indemnify our officers and directors for certain events or occurrences while the officer or director is, or was serving, at our request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited; however, we currently have director and officer insurance coverage that limits our exposure and enables us to recover a portion of any future amounts paid. We believe the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is minimal.

18.      SEGMENT REPORTING

         The Company designs, develops, produces, markets and licenses products based on touch-enabling technology. These devices are used in computer entertainment, personal computing, medical and other professional computing applications. The Company has two operating and reportable segments. The Company's chief operating decision maker ("CODM") is the Chief Executive Officer. The CODM allocates resources to and assesses the performance of each operating segment using information about their revenue and operating profit before interest and taxes. A description of the types of products and services provided by each operating segment is as follows:

         Immersion Computing, Entertainment and Industrial develops and markets TouchSense and force-feedback technology that enables software and hardware developers to bring realism into their computing and entertainment experience and industrial applications. Immersion Medical develops, manufactures, and markets medical simulators that recreate realistic healthcare environments.

         Summarized financial information concerning the Company's reportable segments for the respective years ended December 31 is shown in the following table (in thousands):

                                                                 IMMERSION
                                                                 COMPUTING,
                                                                ENTERTAINMENT   IMMERSION    INTERSEGMENT
                                                               AND INDUSTRIAL    MEDICAL    ELIMINATIONS (5)    TOTAL
                                                               --------------   ---------   ----------------   --------
2003

REVENUES FROM EXTERNAL CUSTOMERS
 Royalty and license .......................................   $        4,157   $   1,931   $              -   $  6,088
 Product sale revenues .....................................            5,994       4,460               (999)     9,455
 Development contract revenues .............................            1,704       3,183               (207)     4,680
                                                               --------------   ---------   ----------------   --------
TOTAL REVENUES .............................................   $       11,855   $   9,574   $         (1,206)  $ 20,223
                                                               ==============   =========   ================   ========

 Income (loss) from operations .............................   $      (14,995)  $     120   $             25   $(14,850)
 Interest and other income (2) .............................              109          17                  -        126
 Interest expense (1) ......................................               (2)        (48)                 -        (50)
 Depreciation and amortization .............................            3,244         276                  -      3,520
 Other expense - write down of investments (4) .............           (1,000)          -                  -     (1,000)
 Net income (loss) .........................................          (17,100)        101                 25    (16,974)
 Capital expenditures ......................................              209         232                  -        441
 Total assets ..............................................           47,543       5,136            (14,766)    37,913

2002

REVENUES FROM EXTERNAL CUSTOMERS
 Royalty and license .......................................   $        4,960   $     271   $              -   $  5,231
 Product sale revenues .....................................            5,952       5,020               (249)    10,723
 Development contract revenues .............................            1,639       2,739                (97)     4,281
                                                               --------------   ---------   ----------------   --------
TOTAL REVENUES .............................................   $       12,551   $   8,030   $           (346)  $ 20,235
                                                               ==============   =========   ================   ========

 Loss from operations ......................................   $      (13,759)  $  (1,154)  $           (122)  $(15,035)
 Interest and other income (1) (2) .........................              188         118                  -        306
 Interest expense (1) ......................................               (4)       (578)                 -       (582)
 Depreciation and amortization .............................            4,051         351                  -      4,402
 Impairment of goodwill ....................................            3,758           -                  -      3,758
 Other expense - write down of investments (4) .............           (1,200)          -                  -     (1,200)
 Net loss ..................................................          (14,789)     (1,619)              (122)   (16,530)
 Capital expenditures ......................................              244         198                  -        442
 Total assets ..............................................           36,389       2,919            (14,007)    25,301

2001

REVENUES FROM EXTERNAL CUSTOMERS
 Royalty and license .......................................   $        5,362   $       -   $              -   $  5,362
 Product sale revenues .....................................            6,860       3,532                (32)    10,360
 Development contract revenues .............................            1,952       1,558                  -      3,510
                                                               --------------   ---------   ----------------   --------
TOTAL REVENUES .............................................   $       14,174   $   5,090   $            (32)  $ 19,232
                                                               ==============   =========   ================   ========

 Loss from operations ......................................   $      (12,861)  $  (4,558)  $             (9)  $(17,428)
 Interest and other income (1) (2) .........................            1,091         169               (172)     1,088
 Interest expense (1) ......................................               (9)     (1,022)               172       (859)
 Depreciation and amortization (3) .........................            6,429          86                  -      6,515
 Other expense - write down of investments (4) .............           (4,539)          -                  -     (4,539)
 Net loss ..................................................          (16,330)     (5,411)                (5)   (21,746)
 Capital expenditures ......................................              362         250                  -        612
 Total assets ..............................................           41,670       2,990             (7,635)    37,025

(1) Includes interest on amounts previously owed from Immersion Medical to Immersion Computing, Entertainment and Industrial in 2001, and amortization of notes payable recorded as interest expense.

(2) Includes a noncash fair value adjustment of $2,000, $118,000 and $169,000 in 2003, 2002 and 2001 respectively, related to the warrants issued in connection with the SECA VII debt for Immersion Medical in 2001.

(3) Includes a noncash fair value adjustment of $202,000 for deferred stock compensation in connection with options issued by Immersion Medical prior to the acquisition of Immersion Medical in September 2000.

(4) Includes amounts written off of investments held by Immersion Computing, Entertainment and Industrial (see Note 6).

(5) Intersegment eliminations consist of eliminations for intercompany sales and cost of sales and intercompany receivable and payables between Immersion Computing, Entertainment and Industrial and Immersion Medical segments.

         The Company operates primarily in the United States and in Canada where it operates through its wholly owned subsidiary, Immersion Canada. Segment assets and expenses relating to the Company's corporate operations are not allocated but are included in Immersion Computing, Entertainment and Industrial as that is how they are considered for management evaluation purposes. As a result, the segment information may not be indicative of the financial position or results of operations that would have been achieved had these segments operated as unaffiliated entities. Management measures the performance of each segment based on several metrics, including net loss. These results are used, in part, to evaluate the performance of, and allocate resources, to each of the segments.

     REVENUE BY PRODUCT LINES

         Information regarding revenue from external customers by product lines is as follows (in thousands):

                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                                    ----------------------------------
                                                                      2003         2002         2001
                                                                    --------     --------     --------
Revenues:

 Consumer, Computing and Entertainment ...........................  $  3,571     $  4,324     $  6,244
 3D and Professional Products ....................................     5,026        6,029        6,343
 Automotive ......................................................     1,284        1,157          870
 Other ...........................................................       792          695          685
                                                                    --------     --------     --------
  Subtotal Immersion Computing, Entertainment and Industrial .....    10,673       12,205       14,142
 Immersion Medical ...............................................     9,550        8,030        5,090
                                                                    --------     --------     --------
Total ............................................................  $ 20,223     $ 20,235     $ 19,232
                                                                    ========     ========     ========

     REVENUE BY REGION

         The following is a summary of revenues by geographic areas. Revenues are broken out geographically by the ship-to location of the customer. Geographic revenue as a percentage of total revenue was as follows:

                                                                                 YEARS ENDED
                                                                                 DECEMBER 31,
                                                                      --------------------------------
                                                                       2003         2002         2001
                                                                      ------       ------       ------
North America ...............................................           69%          65%          71%
Europe ......................................................           18%          21%          12%
Far East ....................................................           10%          13%          16%
Rest of the world ...........................................            3%           1%           1%
                                                                      ----         ----         ----
   Total ....................................................          100%         100%         100%
                                                                      ====         ====         ====

         During the years ended 2003, 2002 and 2001 we derived 68%, 64% and 68%, respectively of our revenues from the United States. Revenues from other countries represented less than 10% individually for the periods presented.

     SIGNIFICANT CUSTOMERS

         Customers comprising 10% or greater of the Company's net revenues are summarized as follows:

                                                                                 YEARS ENDED
                                                                                 DECEMBER 31,
                                                                      --------------------------------
                                                                       2003         2002         2001

Customer A ..................................................             *            *          14%
Customer B ..................................................           18%          10%            *
                                                                        ---          ---            -
   Total ....................................................           18%          10%          14%
                                                                        ==           ==           ==

* Revenue derived from customer represented less than 10% for the period.


         Of the significant customers noted above, Customer B had a balance of 23% of the outstanding accounts receivable at December 31, 2003. Customer A had a balance of 11% of the outstanding accounts receivable at December 31, 2002. None of the significant customers listed above had a balance of 10% or greater of the outstanding accounts receivable at December 31, 2001.

         The majority of our long-lived assets were located in the United States. Long-lived assets included net property and equipment and long-term investments and other assets. Long-lived assets that were outside the United States constituted less than 10% of the total at December 31, 2003 and 2002.

19.      QUARTERLY RESULTS OF OPERATIONS - (UNAUDITED)

         The following table presents certain unaudited consolidated statement of operations data for our eight most recent quarters.

                                        DEC 31,   SEPT 30,   JUNE 30,    MAR 31,    DEC 31,   SEPT 30,   JUNE 30,    MAR 31,
                                       2003 (1)     2003       2003       2003     2002 (2)   2002 (3)     2002     2002 (4)
                                       --------   --------   --------   --------   --------   --------   --------   --------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues                               $  8,284   $  4,061   $  4,142   $  3,736   $  5,492   $  4,477   $  5,461   $  4,805
Gross Profit                              6,737      2,900      2,680      2,630      3,998      2,854      3,982      3,520
Operating loss                           (1,932)    (4,848)    (4,415)    (3,655)    (6,386)    (3,120)    (1,948)    (3,581)
Net loss                                 (3,656)    (5,217)    (4,444)    (3,657)    (6,373)    (4,432)    (2,071)    (3,654)
Basic and diluted net loss per share   $  (0.18)  $  (0.26)  $  (0.22)  $  (0.18)  $  (0.32)  $  (0.22)  $  (0.10)  $  (0.19)
Shares used in calculating basic
   and diluted net loss per share        20,619     20,384     20,179     20,144     20,134     20,113     20,002     19,351

     (1) During the fourth quarter of 2003, operating loss, net loss and basic and diluted net loss per share included an impairment loss on a cost-method investment in a privately held company of $1.0 million. Additionally net loss and basic and diluted net loss per share included a provision for income taxes of $154,000 related to federal alternative minimum tax.

     (2) During the fourth quarter of 2002, operating loss, net loss and basic and diluted net loss per share included a loss due to an impairment of goodwill of $3.8 million.

     (3) During the third quarter of 2002, operating loss, net loss and basic and diluted net loss per share included an impairment loss on a cost-method investment in a privately held company of $1.2 million.

     (4) During the first quarter of 2002, operating loss, net loss and basic and diluted net loss per share included a $397,000 charge for severance payments made in conjunction with a reduction in force during February 2002.